UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2005

CALYPSO WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-08497

Delaware	13-5671924
(State of Incorporation)	(I.R.S. Employer Identification No.)

5153 N.W. 158th Street, Miami Lakes, FL	33014
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 828-3418

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS Back to Table of Contents

(b) On August 8, 2005, the Registrant accepted the resignation of George Schilling, the Registrant's interim chief executive officer and president of the Registrant. The letter of resignation addressed to the Registrant, which is attached as exhibit 17.1 to this current report, stated that Mr. Schilling  intends to remain with Calypso and assist in other capacities.

(c)(1) On August 1, 2005, the Registrant appointed Michael A. Pizzi Jr., as executive vice president and general counsel; on September 1, 2005, the Registrant appointed Cristian C. Turrini as Vice President and Executive Assistant to the General Counsel; on September 2, 2005, the Registrant appointed David Davila as President and CEO.

(c)(2) Mr. Pizzi, an attorney, worked for over ten years with the federal government working for the United States Courts, and for several years was part of the Justice Department’s High Intensity Drug Trafficking Area task force, where he participated in prosecuting cases against organized crime, financial crimes and violent crime. After leaving the government, Mr. Pizzi was employed as a law clerk to federal magistrate Judge Barry Garber. Mr. Pizzi worked for the law firm of Morgan, Lewis and Bockius, where he represented a number of major corporations in their business affairs. Most recently, he has been a partner in the law firm of Bierman, Shohat. Mr. Pizzi was named in the Best Lawyers in America consumer guide and also in Best Lawyers in South Florida.

Mr. Turrini was assistant director of Latin America legal affairs for De La Pena & Associates, P.A.., Miami, FL where he was involved in business development in Latin America; negotiations of potential corporate partnerships; acquisitions and customer contracts with clients in Latin America and Spain, especially in the area of telecommunications.  He previously served with Grupo Sette and was involved in the privatization of State Owned Enterprises such as the telephone company; assisted government with telecommunications regulations and assisted with foreign investments, business developments and international corporate transactions.

Mr. Davila returns as President and CEO. Mr. Davila has precisouly been the Registrant's President and CEO from June 2003 to June 2004. During such period Mr. Davila led Calypso to the successful attainment of its ASNAP™, a patented technology, which covers the seamless roaming of voice, video and data between wide area network access points. Mr. Davila joined Calypso Wireless in February 1998 and became the Registrant's engineering manager in 1999. During 2000, Mr. Davila became vice president of sales for the Registrant. Mr. Davila received a degree in business administration from UNICA University. Mr. Davila, is the brother of Marco Sujo, the Registrant's Chief Operating Officer.

None of the remaining officers have a family relationship with other directors, officers or nominees.

(c ) (3) None of the appointees has a material interest in any former or future transactions of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of George Schilling dated August 8, 2005 as chief executive officer.
10.4	Employment Agreement between the Registrant and Michael Pizzi filed herewith.
10.5	Employment Agreement between the Registrant and Christian Turrini filed herewith.
10.6	Employment Agreement between the Registrant and David Davila filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

/s/ Michael Pizzi Michael Pizzi Executive Vice President Date: September 21, 2005